Exhibit 10.16

ENVISTA HOLDINGS CORPORATION AND ITS SUBSIDIARIES AGREEMENT
REGARDING SOLICITATION AND PROTECTION OF PROPRIETARY INTERESTS (CALIFORNIA)
I understand that Danaher Corporation’s (“Danaher”) Dental business will become a publicly traded company, by way of an initial public offering (the “Dental IPO”). Upon completion of the Dental IPO (the “Closing”), my employer, DH Dental Employment Services LLC, along with other Danaher Dental operating companies, will be organized as one business, Envista Holdings Corporation (“Envista”). I understand that the following terms contained herein will take effect on the Closing.
I understand that I am or will be employed by Envista Holdings Corporation or one of its subsidiaries (the “Company”). This Agreement Regarding Solicitation and Protection of Proprietary Interests (“Agreement”) is between me, the undersigned employee, and the Company, on behalf of and for the benefit of itself and all entities owned in whole or in part by Envista or its subsidiaries (the “Envista Companies”). In consideration of (i) my employment or continued employment; (ii) access to the Company’s key business relationships and Confidential Information described herein; (iii) the ability to participate in Company-sponsored programs or plans; (iv) a salary increase, equity grant, and/or other increase to my total compensation package provided concurrently with my execution of this Agreement; and/or (v) other good and valuable consideration provided to me, I agree to the following restrictions, which I acknowledge are reasonable and necessary to protect the Company’s interests.
1.    Protection of Confidential Information.
a.    Definition of “Confidential Information.” The term “Confidential Information” means any information about the Company’s business or employees that is not generally known to the public. Examples of Confidential Information include, but are not limited to, information about: Envista Business System (including but not limited to EBS training materials, materials describing EBS processes, materials describing EBS growth and innovation tools, EBS processes related to mergers and acquisitions, strategic plans, value stream mapping information, transactional process improvement reports and analyses, problem solving process information, Voice of the Customer reports and analyses, talent reviews and organizational plans), customers, vendors, pricing and costs, business strategies and plans, financial data, technology, talent reviews and organizational plans, research and development and any other businesses methods or processes used or considered by the Company. Confidential Information does not include any specific information that has been voluntarily disclosed to the public by the Company or that has been independently developed and disclosed by others, or that otherwise has entered the public domain through lawful means. However, Confidential Information disclosed by me or others without authorization by the Company shall not be deemed “voluntarily disclosed to the public.”
b.    Nondisclosure and Prohibition against Misuse. During my employment, I will not use or disclose any Confidential Information, without the Company’s prior written permission, for any purpose other than performance of my duties for the Company or as set forth in Section 4 below.
c.     Non-Disclosure and Return of Property Upon Termination. After my employment ends, I will not use or disclose any Confidential Information for any purpose. Immediately upon my employment termination, I will return to the Company all Company property that I have in my possession, custody, or control, including, without limitation, any Confidential Information. If I have Confidential Information that has been saved or transferred to any device not owned by the Company, I will immediately notify the Company, and make such device available to the Company so that it may remove any Confidential Information from the device.
2.    Protection of Company Interests.
a.    Exclusive Employment. During my employment I will not engage in any other employment, occupation, consulting or other business activity that competes with or conflicts with my obligations to the Company. In addition, while I am an employee of the Company, I shall not take any action, without the Company’s prior written consent, to establish, form, or become employed by a competing business prior to my employment termination.
b.    Non-Use of Trade Secrets to Compete. Without limiting my obligations under Sections 1 or this Section 2, I further agree that I will not, either directly or indirectly, use the Company’s trade secrets to (i) solicit, recruit, induce, or attempt to solicit, recruit, or induce any employee or independent contractor of the Company to work for me or my new employer or (ii) influence or attempt to influence any of the Company’s customers or vendors to divert their business to any person or business entity then in competition with, or with a demonstrable intent to compete with, the Company or any of its subsidiaries.
3.    Non-Disparagement. I agree that during my employment, and after my employment with the Company ends, I will not make any false statement(s) about the Company to other employees, customers, vendors or any other third party.
4.    Limitations on Confidentiality and Non-Disparagement. The confidentiality and non-disparagement provisions in this Agreement do not prohibit me from providing truthful information in good faith to any federal or state governmental agency, entity or official investigating an alleged violation of federal or state law or regulation or when I make other disclosures that are protected under applicable law, including, without limitation, the National Labor Relations Act, the Defend Trade Secrets Act, and any rule or regulation promulgated by the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), the Equal Employment Opportunity Commission (EEOC), or any other federal, state, or local government agency. Without limiting the foregoing, I also acknowledge that I have been notified in accordance with the Defend Trade Secrets Act of 2016 that I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. I further acknowledge that I have been notified that if I file a lawsuit for retaliation against the Company for reporting a suspected violation of law, I may disclose the Company’s trade secrets with my attorney and use the trade secret information related to that suspected violation of law in the court proceeding if I: (a) file any document containing the trade secret under seal; and (b) do not disclose the trade secret, except pursuant to court order.
5.    Other Legal Obligations. Nothing in this Agreement relieves me of any duties or obligations that I have to the Company under statutory or common law, which include but are not limited to: fiduciary duties, the duty of loyalty, the duty not to tortiously interfere with business relationships, the duty not to engage in unfair competition, and the duty not to misappropriate trade secrets.
6.    Subsequent Employment Protocol. During my employment and for 24 months after termination of my employment, prior to accepting employment with any person or entity, I will provide my prospective employer with a copy of this Agreement, and I consent to the Company’s right, at any time, to notify such employer of this Agreement, as well as the details of any alleged violations thereof. Additionally, within three calendar days after accepting any employment with another employer, I will notify the Company of such subsequent employer’s name, address and telephone number, and the title and description of the job duties for which I have accepted employment.
7.    Certifications. By executing this Agreement, I certify that I: (a) have not and will not use or disclose to the Company any confidential information and/or trade secrets belonging to others, including my prior employers; (b) will not use any prior inventions made by me and which the Company is not legally entitled to learn of or use; and (c) am not subject to any prior agreements that would prevent me from fully performing my duties for the Company.
8.    Protection of Proprietary Rights.
a.Except as excluded under Sections 8(e) and (f) below, I agree that all Work Product (defined below) and Intellectual Property Rights (defined below) shall be the sole and exclusive property of the Company. “Work Product” means all writings, inventions, discoveries, ideas and other work product of any nature whatsoever that I create on my own or in collaboration with others during my employment with the Company and that relates to the business, contemplated business, research or development of the Company. “Intellectual Property Rights” means all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights arising out of the Work Product, in any jurisdiction throughout the world, and all related rights of priority under international conventions.
b.I acknowledge that, by reason of being employed by the Company, all of the Work Product is, to the extent permitted by law, “work made for hire” and is the property of the Company. To the extent that any Work Product is not “work made for hire,” I hereby irrevocably assign to the Company, for no additional consideration, my entire right, title and interest in and to all Work Product and Intellectual Property Rights therein other than as excluded in Sections 8(e) and 8(f) below.
c.During and after my employment, I agree to reasonably cooperate with the Company to (i) apply for, obtain, perfect and transfer to the Company the Work Product and any Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same. I hereby irrevocably grant the Company power of attorney to execute and deliver any such documents on my behalf and in my name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, in the event that I don’t promptly cooperate with the Company’s request. The power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.
d.I represent and warrant that I am not a party to any agreements which would limit my ability to assign Work Product or Intellectual Property Rights as required by this Section 8.
e.I have identified in the space below (and have attached additional paper as needed) all Work Product and Intellectual Property in which I have any right, title or interest, and which were developed by me prior to my employment with the Company and which relate to the actual or anticipated business or research or development of the Company as provided for in this Section 8.

f.    I understand that the terms “Work Product” and “Intellectual Property” do not apply to any development for which no equipment, supplies, facilities or trade secret or Confidential Information of the Company was used, and which was developed entirely on my own time unless (a) the Work Product or Intellectual Property relates: (i) to the actual or anticipated business of the Company; or (ii) to the Company’s actual or demonstrably anticipated research or development or (b) the Work Product or Intellectual Property results from any work performed by me for the Company. I acknowledge that I have been notified of my rights under Labor Code Section 2870 pursuant to Exhibit A attached hereto.
9.    Injunctive Relief and Attorney’s Fees. I agree that in the event I breach this Agreement, the Company will be irreparably harmed and entitled to an injunction restraining any further breach, in addition to any other rights to which it is entitled. Further, I will be responsible for all reasonable attorneys’ fees, costs and expenses incurred by the Company if it successfully enforces any portion of this Agreement against me. Additionally, any time periods for restrictions set forth in Section 2 above will be extended by an amount of time equal to the duration of any time period during which I am in violation of this Agreement.
10.    Modification & Severability. If any portion of this Agreement shall be held unenforceable, the parties agree that a court of competent jurisdiction may modify the agreement (by adding or removing language) or sever unenforceable provisions in order to render this Agreement enforceable to the fullest extent permitted by law.
11.    At-Will Employment Status. I acknowledge and agree that that nothing in this Agreement alters my status as an employee at will.

12.    Assignment. This Agreement is personal to me and I may not assign it. The Company may assign it to any assign, or a successor to all or substantially all of the business or assets of the Company, and no further consent from me is necessary. If I previously executed any written agreements with Danaher Corporation or its affiliates (the “Danaher Group”) or any Envista Companies that contain provisions similar to the provisions contained in this Agreement, I hereby consent to the assignment of those agreements to the Company.
13.    Change of Position. If the Company changes my position or title with the Company, or my employment changes from one Envista Company to another, this Agreement and my obligations hereunder will remain in force.
14.    Protections for Subsidiaries. This Agreement is intended to benefit all Envista subsidiaries for which I perform services, for which I have customer contact or about which I receive Confidential Information. Therefore, any Envista Company that may be adversely affected by a breach, and any successor or assignee of such Envista Company may enforce this Agreement regardless of which entity actually employs me at the time.
15.    Cooperation. Both during and after my employment with the Company, I will cooperate with the Company and any other Envista Company in connection with any investigation or litigation in which the Company believes that I am an individual with knowledge concerning the subject matter of the investigation or litigation. In particular, but without limitation, I will make myself available for meetings, interviews, depositions, and court appearances, as requested by the Company, and to otherwise assist the Company or any other Envista Company in connection with any such investigation or litigation.
16.    Other Agreements. If I executed other written agreements relating to this subject matter with the Company or with the Danaher Group, and/or if I later enter into other written agreements that contain provisions similar to the provisions contained in this Agreement, all such provisions shall be interpreted to provide the Company and, as applicable, the Danaher Group, with cumulative rights and remedies, and the benefits and protections provided to the Company and, as applicable, the Danaher Group, under each such agreement shall be given full force and effect. If I executed other written agreements relating to this subject matter with the Company, any Envista Companies, or Danaher Group companies, and/or if I later enter into other written agreements that contain provisions similar to the provisions contained in this Agreement, all such provisions shall be interpreted to provide the Company with cumulative rights and remedies and the benefits and protections provided to the Company under each such agreement shall be given full force and effect.

Agreed to by:

Associate Signature	Envista Holdings Corporation

Associate’s Printed Name	Print Name and Title

Date:	Date:

EXHIBIT A
LABOR CODE § 2870
In accordance with California Labor Code, § 2870, this Agreement Regarding Solicitation and Protection of Proprietary Interests does not require you to assign to the Company any Work Product or Intellectual Property Rights for which none of our equipment, supplies, facility, or trade secret information was used and that was developed entirely on your own time, and does not relate to our business or to our actual or demonstrably anticipated research or development, or does not result from any work performed by you for us.
The following is the text of California Labor Code, § 2870:
“(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”